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                                                                    EXHIBIT 99.2

               IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
                         IN AND FOR LEON COUNTY, FLORIDA

COASTAL PETROLEUM COMPANY,
a Florida corporation,

                  Plaintiff,
                                                         CASE NO.: _____________
vs.

DEPARTMENT OF ENVIRONMENTAL
PROTECTION, STATE OF FLORIDA, and
THE BOARD OF TRUSTEES OF THE
INTERNAL IMPROVEMENT TRUST FUND,

                  Defendants.
___________________________________/

                        COMPLAINT - INVERSE CONDEMNATION

         The Plaintiff Coastal Petroleum Company (Coastal), sues Defendants Department of Environmental Protection, State of Florida (Department), and the Board of Trustees of the Internal Improvement Trust Fund (Board), for full compensation and other relief because of the unlawful taking of its private property known as Drilling Lease No. 224-B as Modified, (Lease 224-B), without payment of full compensation in violation of Article X, Section 6 of the Florida Constitution and states:

         1. This is an action for damages in excess of $15,000.00 and for other relief.

         2. Plaintiff Coastal is a Florida corporation authorized to do and is doing business in the State of Florida with its principal headquarters in Franklin County, Florida.

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         3. Coastal is the owner of Lease 224-B, which includes over 400,000 acres of submerged lands located between 7.36 statute miles and 10.36 statute miles off of the west coast of Florida, extending from Pasco County into Collier County. As the holder of Lease 224-B, Coastal is the owner of private property entitled to the protection of Article X, Section 6 of the Florida Constitution. A map showing the approximate ownership area included within Lease 224-B is attached hereto, marked Exhibit A, and made a part of this Complaint.

         4. Defendant Department is an agency of the State of Florida which may be sued, has the power of eminent domain, and has its principal headquarters in Leon County, Florida.

         5. The Department is responsible for issuing permits to drill oil wells in Florida pursuant to Chapter 377, Florida Statutes, including the criteria set out in Section 377.241, and uses State policy in applying the criteria. The Department Secretary answers directly to the Governor of Florida.

         6. Defendant Board is composed of the Governor and Cabinet of the State of Florida and has its principal headquarters in Leon County, Florida. The Board is the lessor of Coastal's Lease 224-B and has accepted annual rental payments from Coastal under the terms of Lease 224-B. The Department performs all staff duties relating to the acquisition, administration and disposition of lands, title to which is vested in the Board.

         7. Coastal acquired the original of Lease 224-B from the State on March 27, 1946 pursuant to Chapter 20680, Laws of Florida (1941) and an exploration contract dated October 4, 1941. A copy of the original of Lease 224-B, before it was modified, is attached hereto, marked Exhibit B, and made a part of this Complaint.

         8. The expectation of oil production from this leasehold led Coastal to make extraordinary investments, including investments to meet its commitments under the terms of the exploration contract and original of Lease 224-B.
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         9. At the time the original of Lease 224-B was conveyed, the records of the State of Florida revealed a great public interest in the production of oil. Interest in oil production was so great that the legislature not only authorized drilling leases on State owned sovereign lands off the Coast of Florida, but it created a $50,000.00 reward for the first oil production in Florida by passing Chapter 20667, Laws of Florida (1941). The State, including the Board, strongly encouraged and fostered the efforts of Coastal. All parties expected that the effort to produce oil would be successful.

         10. On February 27, 1947, Coastal and the Board entered into a modification of the original of Lease 224-B. A copy of Lease 224-B, which includes the modifications, is attached hereto, marked Exhibit C, and made a part of this Complaint. The stated purpose of the modifications was to permit a practical performance of the terms of the lease and to otherwise ratify and confirm its stated purpose of producing oil from the state-owned submerged lands in the Gulf of Mexico. There was an expectation in 1947 on the part of both Coastal and the Board that the exploration and drilling of the leasehold would result in oil production in the State of Florida. In Lease 224-B the Board retained a royalty interest in oil produced from the leased area and would substantially benefit from this exploration and production, as is stated in Paragraph 24 of Lease 224-B:

                  Lessor finds as a matter of fact that this lease as modified is of material advantage to the State of Florida....and that it is for the best interest of the Trust Fund administered by the Lessors that exploration for and discovery of oil be accomplished as soon as feasibly possible....

         11. In 1969 the Board challenged Lease 224-B, but the United States District Court for the Southern District of Florida disposed of the Board's challenge by holding that Lease 224-B was existing and valid. Coastal Petroleum Company v. Secretary of the Army, 315 F. Supp 845 (S.D. Fla. 1970). Despite this decision the dispute continued until a settlement was reached on January 6, 1976. As part of that settlement, the Board and Coastal agreed to reduce the area of sovereign lands included within Lease 224-B to the current area as stated in Paragraph 3 of this Complaint.

         12. At all times since its grant, Lease 224-B has been and remains in full force and effect.
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Lease 224-B vests in Coastal the absolute right to explore for and produce oil in the outermost three miles of Florida's three league territorial waters from Pasco County to Collier County, Florida. Coastal's rights in the property extend at least through January 6, 2016. There was an expectation at the time of the January 6, 1976 settlement on the part of both Coastal and the Board, that exploration and drilling would be conducted on the areas leased and that oil production could occur from the offshore areas within Lease 224-B. Coastal is the owner of a property interest entitled to protection under the Florida Constitution from a taking without payment of full compensation.

         13. At all times from the conveyance of the original of Lease 224-B to the present, the economic value of the lease was derived from Coastal's exclusive right to explore for and produce oil from the sovereign lands contained within the lease. It is the only economically viable use to which Coastal's Lease 224-B can be put.

         14. Coastal procured Lease 224-B and the modifications thereto for the specific purpose of exploring in the offshore areas of Lease 224-B and to drill for and produce oil. At all times it was the distinct and reasonable expectation of the Board and Coastal that oil would be produced from drilling on the areas included within Lease 224-B.

         15. The expectation of oil production from this leasehold led Coastal to make extraordinary investments, including those to meet its commitments under the terms of Lease 224-B. These investments by Coastal have included substantial amounts of money, time and human resources invested in research, study, accumulation of data, geophysical testing and drilling, as well as defending its leasehold, for the purpose of producing oil.

         16. The area covered by Lease 224-B includes areas on trend with the Sunniland oil producing formation, as well as other geologically prospective producing formations. Both the State and Coastal have identified structures in these formations on the area within Lease 224-B. Lease 224-B is largely frontier acreage, but is bordered by areas of production, including off Cuba. For these reasons
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Lease 224-B is of substantial value.

         17. Prior to 1998, Coastal and its partners had drilled offshore oil exploratory wells on the areas included within Lease 224-B, after obtaining permits from the Department or its predecessors in compliance with the then existing laws and regulations.

         18. Although there were other offshore State Drilling Leases granted by the Board to others, by 1997 the only two remaining State Drilling Leases in existence were Lease 224-B and another lease owned by Coastal, Lease 224-A, which specifically conveyed to Coastal areas offshore to the north of Lease 224-B. Although Lease 224-B and Lease 224-A are non-overlapping property interests and are similar in scope in that they contain identical rights in Coastal, the two leases are not dependent upon each other for economic use, may be explored and developed independently on different areas and have separate obligations.

         19. Coastal applied to the Department for an oil well drilling permit on Lease 224-A in 1992 for a location offshore St. George Island. Like any other property owner, Coastal must obtain a drilling permit from the Department before it may drill. On May 22, 1998, the Department applied a new policy to offshore drilling through Section 377.241, Florida Statutes, to deny Coastal a permit on Lease 224-A. There was no other reason for denial of the permit.

         20. In applying its new interpretation of Section 377.241, Florida Statutes, to offshore drilling, the Department balanced three criteria within the statute based upon policy considerations. The Department determined that Coastal's oil "rights were unexercised over a long period ... and are speculative" and that those interests were outweighed by the environmentally sensitive "lands involved" along the Florida Coast. But for the Department's denial Coastal could have proceeded to drill the oil well offshore St. George Island.

         21. On October 6, 1999, the Appellate Court issued an opinion upholding the Department's application of Section 377.241, Florida Statutes, to offshore drilling and the denial of the permit, but
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concluding that Coastal's remedy was an action in inverse condemnation for the taking of its property rights. Specifically, the Court held:

                  With respect to the constitutional challenge to DEP's interpretation of the statute, the issues of contract impairment and taking go hand-in-hand. There is no dispute that the appellant has a viable contract with the State of Florida to explore for and extract oil from submerged sovereignty lands. DEP's interpretation and application of the permitting statute, based on its determination that there is a compelling public purpose in not allowing the appellant to drill off shore, effectively prevents the appellant from exercising its rights under the contract. DEP's action would be unconstitutional only if just compensation is not paid for what is taken. Fla. Const. Art. X, Section 6. This is a matter to be resolved in the circuit court.

Coastal Petroleum Co. v. Florida Wildlife Federation, Inc., 766 So.2d 226, 228 (Fla. 1st DCA 1999)(emphasis added).

         22. As a result of this application of policy through Section 377.241, Florida Statutes, to offshore drilling, including upon all areas covered by Lease 224-B, Coastal has been denied the use of Lease 224-B. The application of policy through Section 377.241, Florida Statutes, to offshore drilling is fully predictive of the outcome of denial of any application Coastal may file for any location on Lease 224-B. The Department has already determined by this application of policy that Coastal will not be granted a drilling permit on Lease 224-B.

         23. The Department is directed by the Secretary, who answers directly to the Governor of the State of Florida, Governor Jeb Bush. Since the denial of the permit in 1998, Governor Bush has publicly stated the policy against offshore drilling along Florida's Coast. On December 15, 1998 Governor Bush stated:

                  I oppose all offshore drilling in the waters off Florida's coastline....

On February 15, 1999, Governor Bush stated:

                  It is my belief that the risks associated with development of oil resources off our Coast are too great and have too much potential to harm our economy, tourism industry and environment.
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On April 18, 2001 Governor Bush  stated:

                  Florida has long held that no oil drilling should occur within 100 miles of Florida's Gulf. My position has been that there should be no such activity in the entire Eastern Gulf. While clearly a more expansive position, I believe it is prudent. Once development crosses into the Eastern Gulf and pipeline infrastructure is installed, there will be little incentive not to expand production to fully utilize the transmission capacity. Further encroachment toward our beaches will become inevitable.

On January 27, 1999, the Secretary of the Department in testimony before the United States Senate followed Governor Bush's policy statement and made it clear that the entire area in and adjacent to Lease 224-B was included within the State's policy against offshore drilling:

                  The purpose of this testimony is to express Governor Bush's strong opposition to oil leasing, exploration and development offshore Florida. Our Governor recognizes the potential for environmental damages to our coastal and marine
                  resources....Our concerns about negative impacts of offshore oil and gas development cannot be overstated....The Eastern
                  Gulf of Mexico off Florida is ecologically quite
                  different....

         24. The policy of the State of Florida is to oppose drilling or producing oil off the Coast of Florida, including all areas covered by Lease 224-B.

         25. The only economically beneficial use and value of Lease 224-B is its value for exploring for and producing oil. The 1998 denial of the permit based upon the new application of Section 377.241, Florida Statutes, to offshore drilling, and the Defendants' policies against offshore drilling and production have deprived Coastal of all economically beneficial use of its Lease 224-B and have rendered Lease 224-B valueless.

         26. Due to the new application of Section 377.241, Florida Statutes, to offshore drilling and the Defendants' policies no application would be approved, so it would be futile for Coastal to apply for an oil exploration or drilling permit within the areas covered by Lease 224-B.

         27. The new application of Section 377.241, Florida Statutes, to offshore drilling, and Defendants' policies prevent no public harm but confer an enormous public benefit to the State of Florida, including Defendants. Once the Board, and therefore the State of Florida, secures Lease 224-B from Coastal, all Defendants need do is change their "policy" so as to allow oil exploration and production, and
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the State of Florida, including the Board, will then be able to derive substantial value from the sale of new leases into the marketplace for the right to drill and produce oil on what is now Coastal's Lease 224-B.

         28. The taking of Lease 224-B is permanent in nature and occurred on May 22, 1998, the date of the final denial of the permit applying Section 377.241, Florida Statutes, to offshore drilling. Since that date, the Defendants' policies have confirmed that taking.

         29. Coastal has retained the undersigned attorneys and has been obligated to pay for not only their services, but also other costs and expenses incurred as a result of this action.

         30. Since the date of taking, Coastal has been deprived of the use of its property without compensation and is entitled to interest on the award of compensation from the date of taking through the date of payment of compensation.

         31. Coastal has rights guaranteed to it under the takings and due process clauses of U.S. Constitution Amendments V and XIV, and has additional statutory rights, including rights pursuant to 42 U.S.C. Section 1983, which legal rights have been violated by Defendants as a result of actions set forth in the Complaint. Coastal hereby reserves the right to all claims over which subject matter jurisdiction presently lies, or which may later become ripe, in the courts of the United States. This reservation of claims for later adjudication in federal court, if necessary, is made pursuant to Jennings v. Caddo Parish School Board, 531 F.2d 1331 (5th Cir. 1976), cert. denied, 429 U.S. 897 (1976), as applied to claims by Coastal in this Florida court.

         WHEREFORE, Plaintiff, Coastal Petroleum Company, respectfully requests that this Court grant the following relief against Defendants:

                  A. Enter an Order of Taking establishing the date of taking of Coastal's Lease 224-B as of May 22, 1998;

                  B. Impanel a jury to determine the amount of full compensation due to Coastal for the taking of its private property;
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                  C.       Award statutory attorneys' fees, costs and interest
                           to Coastal for the prosecution of this action; and

                  D.       Grant such other relief as the Court deems proper.


                                        Respectfully submitted,


                                        ---------------------------------------
                                        Robert J. Angerer, Sr., Esquire
                                        Florida Bar No. 178546
                                        Robert J. Angerer, Jr., Esquire
                                        Florida Bar No. 995381
                                        Angerer & Angerer
                                        Post Office Box 10468
                                        Tallahassee, Florida 32302
                                        Tel: 850-576-5982

                                        Attorneys for Coastal Petroleum Company